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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
            PARENT COMPANY                       SUBSIDIARY COMPANIES                 STATE OF INCORPORATION
            --------------                       --------------------                 ----------------------


        Alpena Bancshares, Inc.            First Federal of Northern Michigan              United States

  First Federal of Northern Michigan         Financial Services and Mortgage                 Michigan
                                                      Corporation
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